                                                                     EXHIBIT 4.6


            ---------------------------------------------------------

                        UNION OIL COMPANY OF CALIFORNIA,
                                    as Issuer

                               UNOCAL CORPORATION,
                                  as Guarantor

                                       and

                      CHEMICAL TRUST COMPANY OF CALIFORNIA,
                                   as Trustee



                         ------------------------------


                             Senior Debt Securities


                         ------------------------------


                                    Indenture


                         -------------------------------


                            Dated as of _______, 1994


                        --------------------------------



            ---------------------------------------------------------

          THIS INDENTURE, dated as of ________, 1994 (the "Indenture"), is among Union Oil Company of California, a corporation duly organized and existing under the laws of the State of California (herein called the "Company"), Unocal Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor"), and Chemical Trust Company of California, a corporation duly organized and existing under the laws of the state of California, as Trustee (herein called the "Trustee").

                                   WITNESSETH:

          WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes, bonds or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided;

          WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture and its guarantee of the Securities (the "Guarantees") as provided herein;

          WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Securities have in all respects been duly authorized;

          WHEREAS, all acts and things necessary to make the Guarantees of the Securities, when executed by the Guarantor and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Guarantor, and to constitute each such Guarantee a valid guarantee and agreement according to its terms, have been done and performed, and the execution by the Guarantor of this Indenture has in all respects been duly authorized; and

          WHEREAS, all things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

PARAGRAPH A.  INCORPORATION BY REFERENCE

          Articles One through Fifteen and Article Seventeen and all exhibits of the Union Oil Company of California and Unocal Corporation Standard Multiple-Series Indenture Provisions, January 1991, dated and filed with the Securities and Exchange Commission on January 2, 1991 (herein called the "Standard Provisions"), a copy of which is attached hereto as Annex "A," are hereby incorporated herein by reference with the same force and effect as though fully set out herein, except that:

          (i) SECTION 1.01 DEFINITIONS. "Officers' Certificate" and "Request" and "Order" are amended to read in full as follows:

          "Officers' Certificate" shall mean a certificate, in the case of the Company or the Guarantor, signed in the name of the Company or the Guarantor by its respective Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, any Vice President (whether or not designated by a number or word or words added before or after the title Vice President), or Treasurer or an Assistant Treasurer, and by its respective Secretary or an Assistant Secretary, or its respective Comptroller or an Assistant Comptroller, as the case may be, and delivered to the Trustee.

          "Request" and "Order" mean, where used with reference to the Company or the Guarantor, a written request or order signed in the name of the Company or the Guarantor by its respective Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, any Vice President (whether or not designated by a number or word or words added before or after the title Vice President), or Treasurer or an Assistant Treasurer, or by its respective Secretary or an Assistant Secretary, or its respective Comptroller or an Assistant Comptroller, as the case may be, and delivered to the Trustee.

          (ii) SECTION 2.03. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. is amended to read in full as follows:

          SECTION 2.03. EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents (whether or not designated by a number or word or words added before or after the title Vice President), its Treasurer or an Assistant Treasurer under its corporate seal reproduced thereon (which may be by facsimile) and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Any Coupons shall be executed on behalf of the Company by the manual or facsimile signature of any such officer of the Company. The Guarantees shall be endorsed upon the reverse of all Securities authenticated pursuant to this Indenture and shall be executed on behalf of the Guarantor by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Operating Officer, its Chief Financial Officer, one of its Vice Presidents (whether or not designated by a number or word or words added before or after the title Vice President), its Treasurer or an Assistant Treasurer under its corporate seal reproduced thereon (which may be by facsimile) and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Guarantees may be manual or facsimile.

          Securities, Coupons and Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the Guarantor shall bind the Company or the Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any Coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with the Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; PROVIDED, HOWEVER, that definitive Bearer Securities may only be delivered at an office or agency outside the United States in exchange for a portion of a Bearer Security in temporary global form of equal aggregate principal amount and series and only if
(x) prior to such delivery, the owner of such Bearer Security or a financial institution or clearing organization through which the owner holds such Bearer Security directly or indirectly, shall have furnished a certificate in the form set forth in Exhibit A.1 to this Indenture (which certificate and all other certificates to this Indenture may be changed by the Company and the Guarantor pursuant to an Officers' Certificate), dated no earlier than 15 days prior to the date on which Euro-clear or CEDEL S.A. (or such other entity performing similar functions as selected by the Company and approved by the Trustee in its reasonable discretion), as the case may be, furnishes to the Common Depositary, in accordance with the procedures established in Section 2.04, a certificate in the form set forth in Exhibit A.2 to this Indenture that relates to all or such portion of such temporary global Security, and (y) the Person to whom such certificate is provided does not know or have reason to know that the information contained in such certificate is false. A confirmation in the form set forth in Exhibit A.5 to this Indenture shall be sent to each purchaser of a Bearer Security. If any Bearer Security shall initially be represented by a portion of a temporary global Security, then, for purposes of this Section and
Section 2.04, the notation of a beneficial owner's interest therein upon exchange for a portion of a permanent global Security shall be deemed to be delivery of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 2.06, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant Coupons for interest then matured have been detached and cancelled.

          If the forms or terms of the Securities of the series and any related Coupons have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.13 and 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

          a. if the forms of such Securities and any Coupons have been established by or pursuant to a Board Resolution as permitted by
     Section 2.13, that such forms have been established in conformity with the provisions of this Indenture;

          b. if the terms of such Securities and any Coupons have been established by or pursuant to a Board Resolution as permitted by
     Section 2.01, that such terms have been established in conformity with the provisions of this Indenture; and

          c. that such Securities, together with any Coupons appertaining thereto, and the Guarantees when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and the Guarantor, entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

If such forms or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

          Notwithstanding the provisions of Section 2.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 2.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

          Each Registered Security shall be dated the date of its authentication; and each Bearer Security and any Bearer Security in global form shall be dated as of the date of original issuance of the indebtedness evidenced by such Bearer Security.

          No Security or Coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, or the Security to which such Coupon appertains, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.08 together with a written statement (which need not comply with Section 15.06 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          (iii) SECTION 7.02. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. is amended to read in full as follows:

          SECTION 7.02. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. The Company covenants that (1) in case it shall default in the payment of any installment of interest on any Security, or Coupon, as and when the same shall become due and payable, and such default shall have continued for a period of thirty days (unless a different period is provided for with respect to such Security), or (2) in case it shall default in the payment of the principal of (or premium, if any, on) any of the Securities when the same shall have become payable, whether upon Maturity of such Securities or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of such Securities and Coupons, if any, the whole amount that then shall have become due and payable on all such Securities and Coupons, if any, for principal (and premium, if any), or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the rate borne by such Securities and Coupons, if any, and, in addition thereto, such further amount as shall be sufficient to cover all sums due the Trustee and each predecessor Trustee under Section 8.06.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce such judgment or final decree against the Company, the Guarantor or other obligor upon such Securities and Coupons, if any, and collect in the manner provided by law out of the property of the Company, the Guarantor or other obligor upon such Securities and Coupons, if any, wherever situated, the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings in bankruptcy or for the reorganization of the Company, the Guarantor or any other obligor upon the Securities and Coupons, if any, of any series under Title 11 of the United States Code, as now constituted or hereafter in effect, or any other applicable bankruptcy, insolvency or other similar law relative to the Company, the Guarantor or to such other obligor, its creditors or its property, or in case a receiver or trustee shall have been appointed for its property, or in case of any other judicial proceedings relative to the Company, the Guarantor or other obligor upon the Securities and Coupons, if any, of such series, its creditors or its property, the Trustee, irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and Coupons, if any, of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for sums due the Trustee and each predecessor Trustee under Section 8.06) and of the Securityholders allowed in any judicial proceedings relative to any obligor upon the Securities and Coupons, if any, of such series, its creditors or its property and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any receiver, liquidator, trustee, custodian or assignee under any of the provisions of Title 11 of the United States Code, as now constituted or hereafter in effect, is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amount as shall be sufficient to cover all sums due the Trustee and each predecessor Trustee under Section 8.06.

          All rights of action and of asserting claims under this Indenture or under any of the Securities and Coupons, if any, of any series may be enforced by the Trustee without the possession of any of the Securities and Coupons, if any, of that series or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for all amounts due the Trustee and each predecessor Trustee under Section 8.06, be for the ratable benefit of the Holders of the Securities and Coupons, if any, of such series.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of any Securityholder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          (iv) SECTION 8.06. COMPENSATION AND REIMBURSEMENT. is amended to read in full as follows:

          SECTION 8.06. COMPENSATION AND REIMBURSEMENT. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed upon in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all costs and expenses of collection and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and agents) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify each of the Trustee and any predecessor Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee or such predecessor Trustee, as the case may be, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the reasonable cost and expense of defending itself against any claim of liability in connection with the exercise or performance of its powers or duties hereunder. The obligations of the Company under this Section 8.06 to compensate and indemnify the Trustee and any predecessor Trustee and to pay or reimburse the Trustee for costs of collection and expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a senior claim to which the Securities are hereby made subordinate upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

          (v) SECTION 8.09 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. is amended in full to read as follows:

          SECTION 8.09 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of any State or of the District of Columbia, authorized under such laws to exercise corporate trust powers, either (a) having a combined capital and surplus of at least fifty million dollars ($50,000,000) or (b) having a combined capital and surplus of at least ten million dollars ($10,000,000) and being a wholly-owned subsidiary of a corporation having a combined capital and surplus of at least fifty million dollars ($50,000,000), and in each case subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.10. Neither the Company, the Guarantor, any other obligor upon the Securities, nor any person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee under this Indenture.

PARAGRAPH B.  ADDITIONAL PROVISION
              --------------------

          The following provision, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions:

          SECTION 8.16. At the date of this Indenture, the Corporate Trust Office of the Trustee is located at 300 South Grand Avenue, Los Angeles, California 90071.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   UNION OIL COMPANY OF CALIFORNIA


                                   By:
                                      ------------------------------------
                                        Name:
                                        Title:

[SEAL]

Attest:

- ----------------------------------
Name:
Title:

                                        UNOCAL CORPORATION


                                        By
                                           ------------------------------------
                                             Name:
                                             Title:
[SEAL]

Attest:

- ----------------------------------
Name:
Title:


                                        CHEMICAL TRUST COMPANY OF CALIFORNIA


                                        By
                                           ------------------------------------
                                             Name:
                                             Title:
[SEAL]

Attest:

- ----------------------------------
Name:
Title:

STATE OF CALIFORNIA      )
                         )    SS.:
COUNTY OF LOS ANGELES    )


          On ________, 1994, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the _________________________________________, and
_________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the ____________________________________ of the Corporation that executed the within instrument and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

          WITNESS my hand and official seal.


                                        Signature


                                        ---------------------------------------
                                        Notary Public


STATE OF CALIFORNIA      )
                         )    SS.:
COUNTY OF LOS ANGELES    )


          On ________, 1994, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the _________________________________________, and
_________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the ____________________________________ of the Corporation that executed the within instrument and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

          WITNESS my hand and official seal.


                                        Signature


                                        ---------------------------------------
                                        Notary Public

STATE OF CALIFORNIA           )
                              )    SS.:
COUNTY OF _____________       )


          On ________, 1994, before me, the undersigned, a Notary Public in and for said State, personally appeared ________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the _________________________________________, and
_________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as the ____________________________________ of the Corporation that executed the within instrument and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

          WITNESS my hand and official seal.


                                        Signature


                                        ---------------------------------------
                                        Notary Public